Exhibit 99.1

NEWS RELEASE

Diversa Reports Financial Results for the Quarter and Year

Ended December 31, 2004

Company Achieved 18% Increase in Revenue Over 2003

SAN DIEGO, CA, February 17, 2005 – Diversa Corporation (Nasdaq: DVSA) today reported financial results for the quarter and year ended December 31, 2004. Revenue for the year ended December 31, 2004 was $57.6 million, compared to revenue of $49.0 million in 2003. The net loss for the year was $33.4 million, or $0.77 per share, compared to the net loss of $57.7 million, or $1.39 per share, in 2003. The Company ended the year with cash, cash equivalents, and short-term investments totaling $98.2 million.

Increased revenue for the year resulted from increases in grant revenue and revenue associated with the Company’s recently introduced products. The decrease in the net loss for the year resulted from increased revenue as well as the reduction in certain non-cash acquisition costs that were incurred in 2003.

Revenue for the quarter ended December 31, 2004 was $18.1 million, compared to revenue of $19.4 million for the fourth quarter of 2003. The net loss for the quarter was $6.0 million, or $0.14 per share, compared to a net loss of $4.5 million, or $0.10 per share, in the prior year quarter. The decrease in revenue and increased loss for the fourth quarter of 2004, compared to the same quarter in 2003, resulted primarily from the recognition, in the fourth quarter of 2003, of $5.0 million in research funding associated with the restructuring of the Company’s Innovase joint venture with The Dow Chemical Company. Revenues have historically fluctuated from period to period and will likely continue to fluctuate in the future based upon the levels and seasonality of new product-related revenues as well as the timing and composition of funding under existing and future grants and collaboration agreements.

2004 Achievements

Diversa’s achievements in 2004 reflect the success of the Company in several key areas:

•	Obtaining regulatory approval for the launch of four new products: Cottonase™ enzyme, Luminase™ enzyme, Bayovac® SRS, and Accentuase™-G enzyme

•	Advancing the development of key candidates in the Company’s Bioscience product pipeline, including Purifine™ enzyme for oil processing

•	Increasing the revenue from commercialized Bioscience products

•	Signing significant new or expanded corporate collaborations and license agreements, including with Merck, GlaxoSmithKline, Xoma, and Syngenta

•	Achieving collaboration milestones

•	Expanding the Company’s intellectual property portfolio with 37 newly-issued patents, for a total of over 200 issued patents

•	Expanding the Company’s executive management team, with the addition of Gary Noon as Senior Vice President, Pharmaceuticals and Tony Altig as Senior Vice President, Finance, and Chief Financial Officer, as well as the Company’s Board of Directors, with the addition of Fernand Kaufmann, a former senior executive with The Dow Chemical Company

“2004 was an important year for advancement of our Bioscience product pipeline, with four newly-launched products being added to our portfolio of existing commercial products. As we ramp up our sales and marketing activities to support these new products, we are anticipating significant increases in product-related revenue in 2005,” stated Jay M. Short, Ph.D., Diversa’s President and Chief Executive Officer.

About Diversa

Diversa Corporation is a leader in applying proprietary genomic technologies for the rapid discovery and optimization of novel protein-based products. The Company is directing its integrated portfolio of technologies to the discovery, evolution, and production of commercially valuable molecules with agricultural, chemical, industrial, and pharmaceutical applications. Diversa has established alliances and joint ventures with market leaders, such as Bayer Animal Health, DuPont Bio-Based Materials, GlaxoSmithKline, Medarex, Merck, and Xoma. In addition, the Company has formed a broad strategic relationship with Syngenta AG, a world-leading agribusiness company. Diversa has commercialized products both independently and in collaboration with strategic partners and licensees. Additional information is available at Diversa’s website: www.diversa.com.

Conference Call Information

Diversa will host a conference call with live Internet broadcast on Friday, February 18, 2005 at 1:00 p.m. EST. The call will provide a review of 2004 accomplishments, a preview of 2005, and certain financial guidance. The call is being webcast by Thomson/CCBN and can be accessed at Diversa’s web site at www.diversa.com/webcast. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com). The call will be archived and available for rebroadcast until March 18, 2005 by logging on to either of these Internet addresses.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include statements related to fluctuating revenues based on the new product-related revenues and under existing and future grants and collaboration agreements, statements related to the Company’s Bioscience product pipeline, statements related to anticipated increases in product-related revenue in 2005, and statements related to financial guidance, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks involved with the Company’s new and uncertain technologies, risks associated with the Company’s dependence on patents and proprietary rights, risks associated with the Company’s protection and enforcement of its patents and proprietary rights, the Company’s dependence on existing collaborations and its ability to achieve milestones under existing and future collaboration agreements, the ability of the Company to commercialize products using the Company’s technologies, the development or availability of competitive products or technologies, and the future ability of the Company to enter into and/or maintain collaboration and joint venture agreements. Certain of these factors and others are more fully described in Diversa’s filings with the Securities and Exchange Commission, including, but not limited to, Diversa’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. These forward-looking statements speak only as of the date hereof. Diversa expressly disclaims any intent or obligation to update these forward-looking statements.

Note: Cottonase, Luminase, Accentuase, and Purifine are trademarks of Diversa Corporation. Bayovac is a registered trademark of Bayer Animal Health.

Selected Financial Information

Condensed Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Revenues:
Collaborative	$13,713	$16,113	$41,897	$41,980
Grant	2,763	1,752	10,241	3,923
Product-related	1,659	1,502	5,412	3,056

Total revenues	18,135	19,367	57,550	48,959

Operating expenses:
Cost of product revenue	1,534	1,192	3,698	2,997
Research and development	19,714	19,173	73,405	70,657
In-process research and development	—	—	—	19,478
Selling, general and administrative	2,374	3,040	11,607	12,181
Amortization of intangible assets	646	690	2,598	2,290
Non-cash, stock-based compensation	—	2	—	131

Total costs and expenses	24,268	24,097	91,308	107,734

Loss from operations	(6,133)	(4,730)	(33,758)	(58,775)

Interest and other income, net	107	238	333	2,334
Equity in loss of joint venture	—	—	—	(1,255)

Net loss	$(6,026)	$(4,492)	$(33,425)	$(57,696)

Basic and diluted net loss per share	$(0.14)	$(0.10)	$(0.77)	$(1.39)

Weighted average shares used in computing basic and diluted net loss per share	43,704	43,045	43,416	41,592

Condensed Balance Sheet

(in thousands)

	December 31, 2004	December 31, 2003
Cash, cash equivalents and short-term investments	$98,193	$127,483
Accounts receivable	5,771	5,416
Other current assets	3,252	1,459
Property and equipment, net	27,019	32,123
Other assets, including intangible assets	49,821	54,842

Total assets	$184,056	$221,323

Current liabilities	$18,393	$18,435
Deferred revenue	5,892	11,314
Long-term liabilities	8,825	10,131
Stockholders’ equity	150,946	181,443

Total liabilities and stockholders’ equity	$184,056	$221,323

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Contact:

Martin Sabarsky

Corporate Development & Investor Relations

(858) 526-5166